UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2023

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2023, at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Sharps Technology, Inc. (the “Company”), the Company’s stockholders approved an amendment to the Company’s 2023 Equity Incentive Plan (the “2023 Plan”) to increase the aggregate number of shares of the Company’s common stock available under the 2023 Plan by 2,100,000 shares from 1,400,000 shares to a total of 3,500,000 shares (the “Plan Amendment”).

Descriptions of the 2023 Plan and the Plan Amendment are set forth in Proposal 4 of the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on November 7, 2023 (the “Proxy Statement”), and such descriptions are incorporated by reference herein. Those descriptions and the description of the Plan Amendment in this Item 5.02 of this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the 2023 Plan, as amended by the Plan Amendment, a copy of which is attached hereto and incorporated herein by reference in its entirety as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, 8,991,814 shares of the Company’s common stock were represented in person or by proxy out of the 15,274,457 shares outstanding and entitled to vote as of October 20, 2023, the record date for the Annual Meeting. In addition, one share of the Company’s Series A Preferred Stock was represented in person or by proxy outstanding entitled to vote at this meeting, which constitutes 29.5% or an additional 6,391,439 of the voting power of our stockholders, solely with respect to the election of directors. The voting results for each of the proposals submitted to a vote of the stockholders of the Company at the Annual Meeting are set forth below.

1.	The Company’s stockholders elected the six individuals listed below as directors to serve on the Board of Directors (the “Board”) of the Company, each to serve on the Board until his/her successor is duly elected and qualified at the Annual Meeting or until his/her earlier resignation or removal. The results of voting on the proposal are set forth below:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes

Soren Bo Christiansen	12,750,736	65,011	2,567,506
Paul K. Danner	12,737,910	77,837	2,567,506
Timothy J. Ruemler	12,732,441	83,306	2,567,506
Brenda Baird Simpson	12,753,275	62,472	2,567,506
Jason Monroe	12,744,370	71,377	2,567,506
Robert M. Hayes	12,751,726	64,021	2,567,506

2.	The Company’s stockholders approved for purposes of complying with the provisions of those certain Securities Purchase Agreements dated September 27, 2023 (the “SPA”), the reduction of the potential minimum exercise price of warrants issued pursuant to the SPA from $0.64 to $0.0001, which is the par value of the common stock of the Company. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,064,368	311,211	48,728	2,567,506

3.	The Company’s stockholders approved the ratification of the appointment of Manning Elliott LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
8,913,211	68,907	9,695	0

4.	The Company’s stockholders approved and ratified the Plan Amendment as described in Item 5.02 of this Current Report on Form 8-K. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,566,619	810,150	47,538	2,567,506

5.	The Company’s stockholders approved for purposes of complying with Nasdaq Listing Rule 5635, the potential issuance of shares of common stock issuable upon exercise of certain warrants. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
6,136,188	261,522	26,597	2,567,506

6.	The Company’s stockholders approved a proposal to authorize the Board, in its discretion at any time within one year after stockholder approval is obtained, to amend the Company’s Articles of Incorporation to effect a reverse stock split of shares of the Company’s common stock, at a ratio up to 1-for-4, with the exact ratio to be determined by the Company’s Board and included in a public announcement. The results of voting on the proposal are set forth below:

Votes For	Votes Against	Abstain	Broker Non-Votes
7,795,117	1,182,269	14,427	0

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Sharps Technology, Inc. Amended and Restated 2023 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2023

SHARPS TECHNOLOGY, INC.

/s/ Andrew R. Crescenzo
Andrew R. Crescenzo
Chief Financial Officer